UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 20, 2007
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

The information provided in Item 2.03 of this current report on Form 8-K is incorporated herein by this reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 20, 2007, Synthetech, Inc. entered into a Second Amendment of Loan and Security Agreement dated as of June 15, 2007 (the "Amendment"), which amends the Loan and Security Agreement originally dated June 15, 2006, with Access Business Finance, LLC (as amended, the “Agreement”).  Pursuant to the Amendment, Access Business Finance increased the inventory sublimit of the borrowing base under the line of credit from $975,000 to $1,500,000, so that Synthetech may now borrow under the line of credit an amount equal to the lesser of (a) $2,000,000 and (b) a borrowing base equal to (i) 85% of Synthetech’s eligible accounts receivable plus (ii) the lesser of (x) 40% of the value of Synthetech’s eligible inventory or (y) $1,500,000.  The Amendment also reduced the interest rate under the Agreement from prime rate plus 300 basis points to prime rate.  The Amendment also reduced the annual loan fee from 1% to 0.75% and the minimum monthly charge from $5,000 to $2,500.

Except as modified by the Amendment, the terms of the Agreement remain unchanged.

A copy of the Amendment is filed as an exhibit to this report and is incorporated into this Item 2.03 by this reference.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Second Amendment of Loan and Security Agreement dated as of June 15, 2007 between Synthetech, Inc. and Access Business Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:              June 26, 2007

By:	/s/ GARY WEBER
Gary Weber
Vice President Finance and Administration, Chief Financial Officer, Secretary and Treasurer